Exhibit 99.1

Vacasa Appoints Rob Greyber as Next Chief Executive Officer

Seasoned Travel and Technology Executive to Lead Premier Vacation Rental Management Platform in Next Phase of Growth

PORTLAND, Ore. (August 24, 2022) — Vacasa (Nasdaq: VCSA), North America’s leading vacation rental management platform, today announced the appointment of Rob Greyber as Chief Executive Officer effective September 6. Greyber joins Vacasa with 20 years of experience building and leading companies in the travel and technology industries. He recently served as President of Egencia, a corporate travel business previously owned by Expedia Group (Nasdaq: EXPE), which is the fourth largest travel management company in the world.

Greyber is succeeding current CEO Matt Roberts in a succession planning process that commenced earlier this year.

“On behalf of the Board, we are pleased to welcome Rob to Vacasa. Rob’s passion for the travel industry, coupled with his track record of driving sustainable, profitable growth, make him the ideal leader for Vacasa’s next chapter,” said Jeff Parks, Chairman of Vacasa’s Board and Co-founder and Managing Partner of Riverwood Capital. “We are grateful for Matt’s leadership through a critical time for the business and for helping the company meaningfully expand its scale and leadership position. His contributions have significantly improved the trajectory of the business.”

Roberts joined Vacasa’s Board in November 2018 and was appointed interim CEO in February 2020. At the request of the Board, he assumed the full time CEO role in May 2020 to lead the company through the global pandemic. During his tenure, Roberts helped Vacasa achieve a nearly four-fold increase in Gross Booking Value, led the strategic acquisition of TurnKey Vacation Rentals and took Vacasa public in December 2021.

“I’m proud of what we’ve accomplished to date as I pass the reins to Rob as the company’s next CEO. Based on the strength of the business, our leadership team and our positive momentum, this is the right time to make this transition. I look forward to Vacasa’s continued success under Rob’s leadership,” said Roberts.

Greyber served as President of Egencia from 2009 to 2020, where he oversaw every aspect of the business, leading a team of over 6,000 and setting strategy and product direction as it became one of the top travel management companies globally. During his tenure, he successfully positioned Egencia as a leading SaaS platform, expanded the business from five to 65 countries across the Americas, Europe, the Nordics and Asia-Pacific, and helped the company achieve six-fold revenue growth while growing EBITDA from breakeven to $110 million annually.

"I am excited for the opportunity to lead the deeply talented Vacasa team. Having spent my career building companies that employ technology to create durable, compounding competitive advantages, it is clear to me that Vacasa is incredibly well-positioned,” said Greyber. “As an innovative leader in a fast-growing category with real momentum and scale, and the technology to back it up, Vacasa is in an enviable position to drive profitable growth by delivering best-in-class products and services to homeowners and guests alike.”

“Guided by Rob and the management team, we believe Vacasa will continue to lead the vacation rental industry in technology innovation, quality of service and growth,” said Joerg Adams, Managing Director of Silver Lake and Chair of Vacasa’s Nominating Committee, which led the executive search process. “Rob’s proven track-record of leading digital platforms combined with his deep product orientation in the travel technology space will accelerate this dynamic, thriving organization.”

About Rob Greyber

Rob Greyber served as President of Egencia, the business travel division previously owned by Expedia Group (Nasdaq: EXPE) from 2009 to 2020, where he was responsible for setting corporate strategy and overseeing global operations. Greyber joined Expedia as Vice President, Partner Services Group and was responsible for all aspects of Expedia’s relationships with airline partners in North America. Prior to Expedia, Greyber served in senior operating roles at several venture-backed technology businesses based in San Francisco. Before that, Greyber was an associate with Deutsche Bank’s Mergers and Acquisitions group in Hong Kong. He started his career as a systems engineer at Electronic Data Systems (EDS), which served as the foundation for his career in the technology industry. Greyber holds an MBA from the University of Chicago Booth School of Business with concentrations in finance and accounting, and a Bachelor of Arts degree, with honors, in English literature from the University of Maryland, College Park.

About Vacasa

Vacasa is the leading vacation rental management platform in North America, transforming the vacation rental experience by integrating purpose-built technology with expert local and national teams. Homeowners enjoy earning significant incremental income on one of their most valuable assets, delivered by the company’s unmatched technology that adjusts rates in real time to maximize revenue. Guests can relax comfortably in Vacasa’s 35,000+ homes across more than 400 destinations in North America, Belize and Costa Rica, knowing that 24/7 support is just a phone call away. In addition to enabling guests to search, discover and book its properties on Vacasa.com and the Vacasa Guest App, Vacasa provides valuable, professionally managed inventory to top channel partners, including Airbnb, Booking.com and Vrbo.

For more information, visit https://www.vacasa.com/press.

Forward-Looking Statements

Certain statements made in this press release are considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect Vacasa’s current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements.

Due to known and unknown risks, actual results may differ materially from Vacasa’s expectations and projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: Vacasa’s ability to achieve profitability; Vacasa’s ability to manage and sustain its growth; the effects of the coronavirus (COVID-19) pandemic, including as a result of new strains or variants of the virus, on Vacasa’s business, the travel industry, travel trends, and the global economy generally; the effects of global economic and capital markets conditions, such as rising energy prices, inflation and interest rates, on Vacasa’s business, the travel industry, travel trends, and the global economy generally; Vacasa’s expectations regarding its financial performance, including its revenue, costs, and Adjusted EBITDA; Vacasa’s ability to attract and retain homeowners and guests; Vacasa’s ability to compete in its industry; Vacasa’s expectations regarding the resilience of its model, including in areas such as domestic travel, short-distance travel, and travel outside of top cities; and other risks and uncertainties described under the heading “Risk Factors” of Vacasa’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, as any such factors may be updated by its other reports filed with the SEC, which are accessible on the SEC’s website at www.sec.gov and the investors section of Vacasa’s website at investors.vacasa.com.

All forward-looking statements speak only as of the date of this press release and, except as required by applicable law, Vacasa has no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.